UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

BORGWARNER INC.
________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3850 Hamlin Road,	Auburn Hills,	Michigan	48326
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BWA	New York Stock Exchange
1.00% Senior Notes due 2031	BWA31	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure

BorgWarner Inc. disclosed that PHINIA Inc. has publicly filed a preliminary Registration Statement on Form 10 with the U.S. Securities and Exchange Commission (SEC) in connection with BorgWarner’s intended separation of BorgWarner’s Fuel Systems and Aftermarket Segments into a new, publicly traded entity.

The preliminary Form 10, prepared in accordance with SEC guidelines, includes detailed information about PHINIA Inc. as a standalone company, such as historical financial information, as well as important information about BorgWarner and its business and strategy and other legal and financial disclosures. This registration statement is subject to change prior to it being declared effective by the SEC.

The separation remains subject to the satisfaction of certain conditions, including obtaining final approval from the BorgWarner Board of Directors, receipt of a written opinion of Ernst & Young, LLP to the effect that the distribution will qualify as a tax-free “reorganization” within the meaning of Sections 368(a)(1)(D) and 355 of the Code with respect to the tax-free nature of the transaction for U.S. federal income tax purposes, and the effectiveness of the Form 10.

A copy of the preliminary Form 10 is available on the SEC website at www.sec.gov.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit Number	Description
104.1	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BorgWarner Inc.

Date: May 18, 2023	By:	/s/ Tonit M. Calaway
Name: Tonit M. Calaway
Title: Executive Vice President and Secretary